UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                          Date of Report: April 10, 2009

                   INTERNATIONAL PAINTBALL ASSOCIATION, INC.
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             (Exact name of registrant as specified in its charter)


                                                 Commission File No.: 000-53464


               Colorado                                      20-1207864
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    State or other jurisdiction of                     IRS Identification No.
     incorporation or organization

                          2000 Wadsworth Blvd, PMB 179
                               Lakewood, CO, 80214
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               Address of principal executive offices) (Zip Code)

                                  (303)507-4560
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                           Issuer's telephone number:

           Securities to be registered under Section 12(b) of the Act:

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2009, International Paintball Association, Inc. (the Company) entered into a Commercial Convertible Promissory Note with J.H. Brech, LLC. (J.H. Brech), converting all due payables to J.H. Brech, LLC. to a long term debt.

In September 1, 2004, the Company entered into a Consulting Agreement with J.H. Brech for services. Under the Consulting Agreement, the Company incurred service fees totaling $200,534.25, which was unpaid at April 10, 2009. The Company has accounted for the service fees as outstanding accounts payable owed to J.H. Brech. J.H. Brech has agreed to convert the full amount owed to them into the Commercial Convertible Promissory Note for $200,534.25.

The Commercial Convertible Promissory Note has a payment date of April 10, 2011 and accrues interest at a rate of 6% per year. The Commercial Convertible Promissory Notes provides for payments of the accrued interest to be made on an annual basis. If the Company defaults on the interest payments it incurs a daily $50 late fee for a maximum of 10 days. If the default is not cured, the interest rate on the unpaid principal is increased to 18% per annum, compounding annually and due on demand.

The Commercial Convertible Promissory Note is, at the discretion of J.H. Brech, convertible into shares of the Company's common stock a $.05 per share. The conversion can be made of all or part of the unpaid principal balance and accrued interest, at any time.

J.H. Brech, prior to entering into the Convertible Promissory Note, owned 1,000,000 shares of the Company's common stock, approximately 9.22% of the Company's issued and outstanding common stock.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal  Officers:  Election of Directors:
Appointment of Principal Officers.

As of April 13, 2009, the Board of Directors accepted the resignation of David Martinez as Chief Operating Officer of the Company.

The Board of Directors have appointed Malcolm Davenport, IV as Director of the Company, effective immediately.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             INTERNATIONAL PAINTBALL, INC.
                                             (Registrant)

Dated: April 21, 2009


                                     By: /s/Jeff Compton
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                                    Jeff Compton, President &
                                    Acting Chief Financial Officer